UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 29, 2016

DELMAR PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-54801	99-0360497
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Suite 720-999 West Broadway

Vancouver, British Columbia

Canada V5Z 1K5

(Address of principal executive offices) (zip code)

(604) 629-5989

 (Registrant's telephone number, including area code)

 Copies to:

Gregory Sichenzia, Esq.

Sichenzia Ross Friedman Ference LLP

61 Broadway

New York, New York 10006

Phone: (212) 930-9700

Fax: (212) 930-9725

(Former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 29 and May 4, 2016 DelMar Pharmaceuticals, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with accredited investors (“Investors”), pursuant to which the Company sold an aggregate of 700,238 shares of Series B Preferred Stock (the “Series B Preferred Shares”) for a purchase price of $8.00 per share, for aggregate gross proceeds of approximately $5.6 million (the “Series B Closing”). The Series B Preferred Shares are convertible into 7,002,380 shares of the Company’s common stock. The Company’s officers and directors also purchased Series B Preferred Shares in the offering.

The Company engaged placement agents and paid a total of $242,152 in commissions (equal to 4.3% of the gross proceeds received by the Company from the sale of Series B Preferred Shares sold by the placement agents) and issued the placement agents warrants to purchase 304,750 shares of common stock (equal to 8% of the number of shares of common stock issuable upon conversion of Series B Preferred Shares sold by such placement agents in the offering). The warrants issued to the placement agents are exercisable 180 days from the date of the Series B Closing and terminate on the fifth anniversary of the date of the Series B Closing. The exercise price of the Warrants issued to the placement agents is $1.00 subject to adjustment as provided in the warrants and may be exercised on a cashless basis.

In connection with the Series B Closing, on April 29, 2016, the Company filed a Certificate of Designation (the “Certificate of Designations”) with the Secretary of State of Nevada to designate the preferences, rights and limitations of the Series B Preferred Shares. Pursuant to the Certificate of Designations, the company designated 1,000,000 shares of the Company’s preferred stock as Series B Preferred Stock. The Series B Preferred Stock has a Stated Value of $8.00 per share. The Series B Preferred Stock is convertible at the option of the holder into such number of shares of the Company’s common stock equal to the number of Series B Preferred Shares to be converted, multiplied by the stated value of $8.00 (the “Stated Value”), divided by the Conversion Price in effect at the time of the conversion (the initial conversion price will be $0.80, subject to adjustment in the event of stock splits, stock dividends, and similar transactions). The Series B Preferred Shares will automatically convert to common stock at the earlier of (a) the Company’s lead product candidate, VAL-083, receiving Food and Drug Administration or European Medicines Agency approval (provided that, at the time of such approval, the closing bid price of the common stock is at least $2.00 (subject to adjustment for stock splits or stock dividends) or (b) five years from the final closing of the Series B Preferred Shares. Pursuant to the Certificate of Designations holders will receive cumulative dividends at a rate of 9% per year, payable quarterly in arrears in shares of common stock (“PIK Shares”), valued based on the conversion price of the Series B Preferred Shares. The Series B Preferred Shares votes on an as-converted basis with the Company’s common stock and upon any liquidation, dissolution or winding-up of the Company the holders of the Series B Preferred Shares will be entitled to receive, pari passu with the Series A Preferred Stock, for each share of Series B Preferred Shares an amount equal to the Stated Value per share plus any accrued but unpaid dividends thereon before any distribution or payment may be made to the holders of any common stock or the Company’s Special Voting Preferred Stock.

In connection with the sale of the Series B Preferred Shares, the Company and the Investors also entered into a Royalty Agreement (the “Royalty Agreement”), that will pay to the Investors, in aggregate, a royalty based on their pro rata ownership of the Series B Preferred Shares equal to a percentage of net revenue net revenue for VAL-083 products sold directly by the Company and a percentage of cash received by the Company pursuant to VAL-083 licensing or partnering agreements. The Company has filed with the Securities and Exchange Commission an application for Confidential Treatment of the specific percentages and has omitted them from this Report.

The Investors’ royalty rights which include a right, until such time as Investor converts its Series B Preferred Shares into common stock to:

(i) receive a royalty payment when same are paid out by the Company; and

(ii) receive any Vested Royalties on the applicable Record Date.

Upon conversion of an Investor’s Series B Preferred Shares, such Investor shall no longer receive ongoing royalty payments but will be entitled to receive any residual royalty payments in respect of Vested Royalties. “Vested Royalties” are royalties that vest each year during the first three years after the date of the Series B Closing, in equal thirds, with holders who hold Preferred Shares upon each of the first, second and third 12-month anniversary dates of the Series B Closing. Any holder that exercises its conversion rights prior to 36 months after the Closing will only receive payments in respect of rights vested before the conversion and all unvested portions of the royalty will be added back in to the pool of the remaining holders for distribution.

Pursuant to the Purchase Agreement, the Company agreed to use commercially reasonable efforts to file a registration statement for the resale of the share of common stock issuable upon conversion of the Series B Preferred Shares within the earlier of (a) 60 days of the listing of the Company’s common stock on the Nasdaq Capital Market or the NYSE MKT or (b) 180 days from the final closing of the offering of the Series B Preferred Shares. In addition, if at any time after the final closing for the Series B Preferred Shares, the Company proposes to register any of its stock or other securities under the Securities Act in connection with the public offering of such securities (other than in connection with a transaction contemplated by Rule 145(a) under the Securities Act or pursuant to Form S-8 or any equivalent form), the Company shall give notice to the holders of the Series B Preferred Shares and will use commercially reasonable efforts to include in such registration statement all or any part of the shares issuable upon conversion of the Series B Preferred Shares the holders request to be included.

Pursuant to the Purchase Agreement, the Company will use commercially reasonable efforts to file an application to have its common stock listed on an exchange or market within ten business days of the Closing. The Company makes no representation that the Company’s application will be approved.

The forgoing descriptions of the Purchase Agreement, the Placement Agent Warrants the Certificate of Designations and the Royalty Agreement are qualified by reference to the full text of these documents, copies of each of which are attached as exhibits hereto.

The securities referenced above were offered and sold pursuant to an exemption from the registration requirements under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Rule 506(b) of Regulation D promulgated thereunder since, among other things, the transactions did not involve a public offering and the securities were acquired for investment purposes only and not with a view to or for sale in connection with any distribution thereof.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained in Item 1.01 is hereby incorporated by reference.

Item 3.03 Material Modification to Rights of Security Holders.

The information contained in Item 1.01 is hereby incorporated by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information contained in Item 1.01 is hereby incorporated by reference.

Item 8.01 Other Events.

The Company has entered into amendments (the “Investor Warrant Amendments”) with the holders of certain Investor Warrants. Pursuant to the Investor Warrant Amendments, 2,095,238 Investor Warrants were amended to extend the expiration date to March 31, 2019 and remove the provision requiring an adjustment of the exercise price in the event the Company sells common stock at a purchase price lower than the current warrant exercise price.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

3.1	Certificate of Designation of Series B Preferred Stock

10.1	Form of Securities Purchase Agreement

10.2	Form of Royalty Agreement*

10.3	Form of Placement Agent Warrant

* A redacted version of this Exhibit is filed herewith. An un-redacted version of this Exhibit has been separately filed with the Securities and Exchange Commission pursuant to an application for confidential treatment. The confidential portions of the Exhibit have been omitted and are marked by an asterisk.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELMAR PHARMACEUTICALS, INC.

Dated: May 4, 2016	By:	/s/ Jeffrey Bacha
Name: Jeffrey Bacha
Title: Chief Executive Officer

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